Exhibit B
POWER OF ATTORNEY
STATE OF LOUISIANA :
PARISH OF Calcasieu :
     BE IT KNOWN, that on this 30 day of March, 1981, before me, the undersigned Notary Public, duly commissioned and qualified in and for the state and county aforesaid, and in the presence of the undersigned competent witnesses, personally came and appeared:
SANDRA GRAY STREAM MILLER, born Stream, married to Nolan B. Miller with whom she is residing in the City of Los Angeles, State of California, and between whom there is an Ante-Nuptial Agreement dated August 21, 1980 (“Appearer”)
who declared:
     Appearer does hereby appoint Harold H. Stream, III, resident of Calcasieu Parish, Louisiana (“Agent”), Appearer’s true and lawful agent and attorney in fact, for and in Appearer’s name, place and stead, with full power of substitution and with all general, express and special authority provided or required by the laws of Louisiana, or of any other state, or of the United States, to do, perform, conduct, manage and transact, all of Appearer’s affairs, business and concerns, of whatever nature and kind.
     Without in any manner limiting the foregoing powers, the Agent is authorized, in Appearer’s name or in the name of the Agent on behalf of Appearer, to:
1. Deposit in a bank or banks, all monies collected and received for Appearer’s accounts, to make checks and draw money in Appearer’s name from any bank or banks, to make, accept, draw and endorse all promissory notes and bills of exchange in Appearer’s name, and to endorse drafts, bills of exchange, checks and other such instruments for collection, and to withdraw the same by check or otherwise and to invest all monies as the Agent may deem proper;

2. Buy and purchase for cash and/or credit, all property of any kind, movable, immovable or mixed, in Appearer’s name, for such price and upon such terms and conditions as the Agent deems appropriate, pay the price for such purchase and sign and execute all acts and deeds necessary in the premises;
3. Contract loans or borrow money in Appearer’s name at such rate of interest and upon such terms and conditions as the Agent deems appropriate, receive and receipt for all funds from any loans, disburse or expend such funds as the Agent deems necessary, and to pay all costs incident to obtaining and completing such loans, sign and deliver promissory notes or other obligations in connection therewith, stipulating such rates of interest, terms and conditions as the agent deems desirable, and renew, extend or waive prescription on such notes, grant special mortgages, hypothecations and other privileges necessary, required or desirable, in Appearer’s name, in favor of the holder of the promissory notes, covering any and all movable, immovable or mixed property located in the Parish of Calcasieu or elsewhere in the State of Louisiana, or in any other state, standing in Appearer’s name or purchased on Appearer’s behalf, whether belonging to Appearer’s separate or community estate, use the proceeds of such loans in the purchase of real or personal property or for any other purpose the Agent may deem desirable, sign and execute acts of mortgage and/or vendor’s lien in Appearer’s name, containing confession of judgment, waiver of appraisal, waiver of notice of demand, and such other terms and conditions as the Agent deems desirable or necessary to effect any purchase and/or mortgage;
4. Sell, convey, exchange, partition, deliver, mortgage or otherwise encumber, lease or let, pledge or pawn, to any person, partnership or corporation, with all legal warranties, all or any parts of the real, personal or mixed property belonging to Appearer located in the State of Louisiana, or elsewhere, for such price and upon such terms and conditions as Agent deems advisable;
5. Make and execute oil, gas and mineral leases on any property of Appearer, or in which Appearer may have an interest, on such terms and conditions as the Agent shall deem proper in the Agent’s sole and uncontrolled discretion, and receive and receipt for bonuses, rents and proceeds thereof, as the same shall fall due; to make and execute mineral and royalty rights, and for the full execution of the purposes aforesaid, to make, sign and execute in the name of the Appearer all acts, whether of sale, mortgage, lease, release, contract, compromise, covenant, deed, assignment, unitization or pooling agreement, division order or otherwise, that shall or may be requisite or necessary and containing such terms, conditions and provisions as the Agent shall deem proper, and bind Appearer thereby as firmly as if the same were or had been Appearer’s own proper acts and deeds;

6. Sign all bonds, returns, petitions, waivers, or other documents required by the Collector of Internal Revenue, the Department of Revenue or other taxing authority for account of Appearer;
7. Obtain and procure any and all contracts of indemnity and insurance, including without limitation: (a) flood, fire, windstorm, tornado, and extended coverage insurance upon any of Appearer’s property (b) liability insurance, and (c) life insurance upon the life of Appearer and/or members of Appearer’s immediate family, and for all theses purposes, full power and authority is granted to the Agent to sign any and all applications, claims forms and other documents, necessary or incidental thereto;
8. Represent Appearer judicially or otherwise, whether as heir, legatee, creditor, administrator or otherwise, in all successions or .... tion in which Appearer may own stock or be interested, vote or execute proxies in favor of others to vote in the name of Appearer on all questions or matters that shall or may be submitted at such meetings;
9. Attend all or any meetings of creditors wherein the said Appearer may be interested, and vote in Appearer’s name on all questions or matters that may be submitted to such meetings;
10. Attend all or any meetings of the stockholders of any corporation in which Appearer may own stock or be interested, vote or execute proxies in favor of others to vote in the name of Appearer on all questions or matters that shall or may be submitted at such meetings;
11. Appear before all courts of law and equity and prosecute and defend any and all suits, claims and demands for or against Appearer in such manner as the Agent shall deem advisable, and employ attorneys to represent Appearer in such legal matters; apply for and obtain any conservatory writs, bonds and other incidental processes; and settle, compromise and liquidate Appearer’s interest in any and all claims made by or against Appearer;
12. Do and perform, and to make, sign and deliver, for and on Appearer’s behalf, any and all acts and instruments of writing, with all usual and customary clauses, that may be deemed necessary or proper by the Agent to bind Appearer in connection with any of the matters and affairs referred to hereinabove, to the same extent as if Appearer were present personally and acting personally, and Appearer does hereby ratify and confirm all the Agent may do or cause to be done by virtue of this mandate;

     All authority granted herein to the Agent shall survive and continue in full force and effect notwithstanding any physical or mental incapacity of Appearer or act Personally or to revoke this power of attorney.
     This Power of Attorney is effective immediately and shall remain in effect unless and until revoked in writing. If recorded in the Conveyance Records of Calcasieu Parish, Louisiana, this Power of Attorney shall remain in full force and effect until an instrument revoking the same shall be recorded in the same records.
     THUS DONE AND PASSED in multiple originals in Lake Charles, Louisiana, on the date above written, in the presence of the undersigned competent witnesses, who hereunto sign their names with the appearer and me, Notary, after due reading of the whole.
WITNESSES:

/s/ Mariella Urelca	/s/ Sandra Gray Stream Miller

SANDRA GRAY STREAM MILLER

/s/ Gail Lopez

/s/ Karla J. Guzzino

NOTARY PUBLIC

STATE OF LOUISIANA:
PARISH OF CALCASIEU:
     BEFORE ME, the undersigned Notary Public, personally came and appeared Harold H. Stream, III, who declared that he does hereby accept the foregoing mandate on all of its terms and conditions.
     THUS DONE AND SIGNED at Lake Charles, Louisiana, on this 30 day of March, 1981.
WITNESSES:

/s/ Mariella Urelca	/s/ Harold H. Stream, III

/s/ Gail Lopez

/s/ Karla J. Guzzino

NOTARY PUBLIC

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